Exhibit 14(b)








           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





We consent to the references to our firm in the Registration Statement on Form N-14 of MTB Maryland and MTB Virginia Funds and to the use of our report dated December 10, 2004 on the financial statements and financial highlights of FBR Maryland Tax-Free Portfolio and FBR Virginia Tax-Free Portfolio, each a series of The FBR Funds. Such financial statements and financial highlights appear in the 2004 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.




                                          /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
December 1, 2005